AMENDMENT NO. 3
TO THE
SWIFT ENERGY COMPANY
FIRST AMENDED AND RESTATED
2005 STOCK COMPENSATION PLAN

SWIFT ENERGY COMPANY, a Texas corporation (the “Company”), pursuant to the authority granted in Section 14(b) of the Swift Energy Company First Amended and Restated 2005 Stock Compensation Plan (the “Plan”), hereby amends the Plan, effective as of May 11, 2010, as follows:

WITNESSETH:

WHEREAS, the Plan provides for the maximum aggregate number of shares of the Company’s common stock in respect of which Awards may be granted under the 2005 Plan as 4,100,000 shares (“Plan Maximum”); and

WHEREAS, the Board of Directors of the Company and the requisite number of the Company’s shareholders have approved the Plan Maximum to be increased by up to an additional 1,250,000 shares:

NOW, THEREFORE, the Plan shall read as follows:

1.	Existing Section 5(b) of the Plan shall remain in its entirety except that “4,100,000” be deleted and “up to 5,350,000” be substituted in its place.

2.	Except as amended hereby, the Plan shall remain in full effect.

IN WITNESS WHEREOF, the Plan is amended effective as of the day and year first above written.

SWIFT ENERGY COMPANY
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President